U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  September 12, 2000


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events.

       Rentech has completed the basic engineering and design work to retrofit the Sand Creek plant located in Commerce City, Colorado, in which it owns a 50% interest. Rentech intends to convert this methanol plant into the first modern gas-to-liquids facility in the United States.

       Rentech has started the process of applying for air emissions permits and planning other pre-construction work. It expects this phase of the retrofitting project will take from two to six months.

       When the air permits are obtained, Rentech expects to begin construction to retrofit the Sand Creek Plant into a gas-to-liquids (GTL) facility designed to produce commercial quantities of GTL products. The products will be ultra-clean, and will include the country's first sulfur-free and aromatic-free GTL diesel fuels. Rentech anticipates that the Sand Creek plant could be ready for commercial production by the first quarter of 2002.






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                                                      PAGE 2

       Rentech believes that its concept of purchasing and retrofitting mothballed methanol plants for GTL production will prove to be a cost-effective method to produce GTL products in the United States. Rentech anticipates that the cost of converting existing methanol plants to use gas-to-liquids processes will be less expensive than building entirely new plants for this purpose. This is because methanol plants that can no longer economically produce methanol, or are only marginally economic, due to the depressed market for that product, can provide the site and approximately 60% of the equipment necessary for a GTL facility at a cost less than for new development of the facility. The useable assets can be readily incorporated into a plant that uses Rentech's Fischer-Tropsch processes to produce GTL products.

       The Environmental Protection Agency has required that the sulfur content of diesel fuel produced by conventional means and used in the U.S. must be reduced from the current average of 500 parts per million to only 15 parts per million by April 1, 2006, a 97% reduction. Rentech's synthetic diesel fuel is sulfur-free.

       Certain portions of this release may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Acct of 1995 and within the meaning of
  Section 27A of the Securities Act of 1934. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements herein, including market acceptance of Rentech's GTL technology, ability to economically construct, retrofit and operate plants using the technology, and profitable marketing of the liquid hydrocarbon products. For more information concerning factors that could cause such a difference, see the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB, filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.













                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.



                                 By:  (signature)
                                      ------------------------------------
                                      Dennis L. Yakobson, President
  Date:  September 12, 2000